Exhibit 99.1

CONTACT:

Heather Hamel
(617) 863-5530

Investor Relations

ir@invivotherapeutics.com

InVivo Therapeutics Announces Presentation at the Ladenburg Thalmann
2018 Healthcare Conference and Provides Business Update

CAMBRIDGE, Mass. (Sept. 28, 2018) – InVivo Therapeutics Holdings Corp. (Nasdaq: NVIV) today announced that Richard Toselli, M.D., President and Chief Executive Officer, will present at the Ladenburg Thalmann 2018 Healthcare Conference on Tuesday, October 2, 2018 at 9:30 am Eastern Time at the Sofitel Hotel in New York, New York.  Dr. Toselli’s presentation will discuss recent company updates, including updates related to the Company’s INSPIRE 2.0 Study.

A live webcast will be available at http://wsw.com/webcast/ladenburg4/nviv/, and a webcast replay will be available at the same address approximately one hour after the live webcast presentation. Please log in 5-10 minutes before the event to ensure a timely connection.

InVivo  also announced that it has amended the terms of the Series A Common Stock Purchase Warrant (CUSIP: 46186M 126; ISIN: US46186M1264) and the Series B Pre-Funded Common Stock Purchase Warrant (CUSIP: 46186M 134; ISIN: US46186M1348), each dated June 25, 2018 and issued as part of the Company’s June 2018 public offering. The warrants, and shares of common stock issuable upon exercise of the warrants, are registered on the Form S-1 that was filed with the Securities and Exchange Commission on April 24, 2018 and declared effective on June 20, 2018 (File No. 333-224424), and on an additional registration statement filed pursuant to Rule 462(b) (File No. 333-225768), which became effective on June 20, 2018.

The Company expects that the amendments to the warrants will result in the accounting reclassification of the outstanding Series A warrants and Series B pre-funded warrants from derivative warrant liability accounting to equity accounting.  As disclosed in the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2018, the warrants were recorded as a derivative warrant liability with a fair market value of $21.5 million.

About InVivo Therapeutics

InVivo Therapeutics Holdings Corp. is a research and clinical-stage biomaterials and biotechnology company with a focus on treatment of spinal cord injuries. The company was founded in 2005 with proprietary technology co-invented by Robert Langer, Sc.D., Professor at Massachusetts Institute of Technology, and Joseph P. Vacanti, M.D., who then was at Boston Children’s Hospital and who now is affiliated with Massachusetts General Hospital. In January 2018, the company announced updated clinical evidence, including improvements in patients with acute spinal cord injury (SCI), from its INSPIRE study of the Neuro-Spinal Scaffold™. The publicly traded company is headquartered in Cambridge, MA.

Safe Harbor Statement

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements within the meaning of the federal securities laws. These statements can be identified by words such as “believe,” “anticipate,” “intend,” “estimate,” “will,” “may,” “should,” “expect” and similar expressions, and include statements regarding the potential reclassification of the company’s warrants from liability to equity. Any forward-looking statements contained herein are based on current expectations, and are subject to a number of risks and uncertainties. Factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to: third-party accounting treatment of the company’s financial statements, successfully decreasing costs and spending and successfully opening additional clinical sites for enrollment and enrolling additional patients if such trial is initiated; the timing of the Institutional Review Board process; the company’s ability to obtain FDA approval to commercialize its products; the company’s ability to develop, market and sell products based on its technology; the expected benefits and efficacy of the company’s products and technology in connection with spinal cord injuries; the availability of substantial additional funding for the company to continue its operations and to conduct research and development, clinical studies and future product commercialization; and other risks associated with the company’s business, research, product development, regulatory approval, marketing and distribution plans and strategies identified and described in more detail in the company’s Annual Report on Form 10-K for the year ended December 31, 2017 and its other filings with the SEC, including the company’s quarterly reports on Form 10-Q and current reports on Form 8-K.  The company does not undertake to update these forward-looking statements.

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